UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 4, 2005	0-7928
Date of Report (Date of earliest event reported)	Commission File Number
(Exact name of registrant as specified in its charter)
Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

105 Baylis Road Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)
(631) 777-8900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 9, 2005, the Registrant announced that it declared a three-for-two stock split to be effected in the form of a stock dividend (the “Dividend”) of one-half share of common stock, par value $0.10 per share, of the Registrant for every share of common stock issued and outstanding as of the record date for such stock split.

On April 4, 2005, the Registrant announced that (i) the Dividend shares will be distributed on April 4, 2005 after the close of the Nasdaq National Market, and (ii) cash will be distributed in lieu of any fractional shares. A copy of the April 4, 2005 press release issued by the Registrant concerning the foregoing announcement is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information contained in this report (including the exhibit hereto) relating to this announcement shall not be deemed filed under the Securities and Exchange Commission’s rules and regulations and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

In connection with the above, the Registrant has adjusted its balance sheet equity accounts to reflect the impact of the three-for-two stock split. The adjusted balance sheets of the Registrant are filed herewith as Exhibit 99.2 and are incorporated herein by reference. The information contained in this report (including the exhibit hereto) relating to these adjusted balance sheets is deemed filed under the Securities and Exchange Commission’s rules and regulations and is deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press Release, dated April 4, 2005, announcing the effectiveness of a three-for-two stock split (furnished and not filed herewith solely pursuant to Item 8.01).
99.2	Balance Sheets at January 31, 2005, October 31, 2004, July 31, 2004 and July 31, 2003 (filed herewith solely pursuant to Item 8.01).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated:	April 7, 2005
		By:	/s/ Robert G. Rouse

Name:   Robert G. Rouse

Title:	Executive Vice President and Chief Financial Officer

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